Underlying supplement no. 760 To prospectus dated May 30, 2006 and prospectus supplement dated May 30, 2006	Registration Statement no. 333-134553 Dated April 13, 2007 Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

Basket Consisting of Nikkei 225SM Index (NKY) , the FTSE/Xinhua China 25 IndexTM (XIN0I), the MSCI Singapore Free IndexSM (SGY), the MSCI TaiwanSM Index (TWY), the KOSPI 200 IndexSM (KOSPI2) and the S&P® CNX Nifty Index (NIFTY)

General

Lehman Brothers Holdings Inc. may offer and sell notes linked to a basket of the indices from time to time. This underlying supplement no. 760 describes the Basket of the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index, which we refer to in this underlying supplement as Basket Indices. The specific terms for each series of notes will be included in a product supplement.  A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes. We refer to such term sheets and pricing supplements generally as terms supplements. You should read the base prospectus, the MTN prospectus supplement, the relevant product supplement and any other related prospectus supplement, term sheet or pricing supplement, including the description of the Basket of the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index set forth in this underlying supplement, carefully before you invest in the notes.  Any terms used herein but not defined herein shall have the meaning given to them in the base prospectus, the MTN prospectus supplement or relevant product supplement or free writing prospectus.  This underlying supplement may not be used to sell securities unless accompanied by the base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements.

Investing in notes linked to a Basket consisting of the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index involves a number of risks. See “Risk Factors” beginning on page US-1 in this underlying supplement no. 760 and “Risk Factors” in the relevant product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this underlying supplement no. 760, the accompanying base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

April 13, 2007

•                  “Nikkei” and “Nikkei 225” are the service marks of Nikkei Inc. and will be licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the Nikkei 225 Index, are not sponsored, endorsed, sold or promoted by Nikkei Inc., and Nikkei Inc. makes no representation regarding the advisability of investing in the notes.

•                  FTSE/Xinhua China 25 IndexTM is a trademark of The Financial Times Limited and FTSE/Xinhua Index Limited, and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the FTSE/Xinhua China 25 IndexTM  are not sponsored, endorsed, sold or promoted by The Financial Times Limited and FTSE/Xinhua Index Limited, and The Financial Times Limited and FTSE/Xinhua Index Limited make no representation regarding the advisability of investing in the notes.

•                  “MSCI Singapore Free IndexSM” is a service mark of MSCI and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the MSCI Singapore Free

IndexSM, are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

•                  “MSCI TaiwanSM Index” is a service mark of MSCI and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the MSCI TaiwanSM Index, are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

•                  “KOSPI 200 IndexSM” is a service mark of the Korea Exchange and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the KOSPI 200 Index, are not sponsored, endorsed, sold or promoted by the Korea Exchange and the Korea Exchange makes no representation regarding the advisability of investing in the notes.

•                  “SPCNX Nifty® Index” is a trademark of India Index Services and Products Ltd.  “Standard & Poor’s” and “S&P” are trademarks of McGraw-Hill, Inc. and have been licensed for use by Lehman Brothers Inc. and sub-licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the S&P® CNX Nifty Index, are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

Table of Contents

Underlying Supplement

Risk Factors	US-1
The Basket	US-4
The Nikkei 225SM Index	US-5
The FTSE/Xinhua China 25 Index™	US-9
The MSCI Singapore Free IndexSM	US-14
The MSCI TaiwanSM Index	US-19
The KOSPI 200 IndexSM	US-24
The S&P® CNX Nifty Index	US-28

MTN Prospectus Supplement

Risk Factors	S-4
Description of the Notes	S-13
Supplemental United States Federal Income Tax Consequences	S-37
Certain ERISA Considerations	S-44
Plan of Distribution	S-45
Appendix A	S-48

Base Prospectus

Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplements, this underlying supplement no. 760, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc.  The relevant terms supplements, this underlying supplement no. 760, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  We have not authorized anyone to give you any additional or different information.  The information in the relevant terms supplements, this underlying supplement no. 760, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplements, this underlying supplement no. 760 and the relevant product supplement are not appropriate for all investors, and involve important legal

US-i

and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.  The relevant terms supplements, this underlying supplement no. 760, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement no. 760, the relevant terms supplements, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement, “we,” “us” and “our” refer to Lehman Brothers Holdings Inc., unless the context requires otherwise.

US-ii

RISK FACTORS

Your investment in notes linked to a Basket consisting of the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index will involve certain risks. Investing in the notes is not equivalent to investing directly in the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index or any of the component stocks of the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index. You should consider carefully the following discussion of risks before you decide that an investment in notes linked to a Basket consisting of the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index is suitable for you. In addition, you should consider carefully the discussion of risks set forth in the relevant product supplement before you decide that an investment in the notes is suitable for you.

The amount payable at maturity will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplements, for changes in exchange rates that might affect the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index.

Although the stocks composing the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Basket which includes the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplements, for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index are denominated.

Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the amount payable on the notes at maturity.  The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in the relevant product supplement.

Each publisher may adjust its Index in a way that affects its level and adversely affects the value of your note, and each publisher has no obligation to consider your interests.

Nikkei Inc. is responsible for calculating and maintaining the Nikkei 225 SM Index.  FTSE/Xinhua Index Limited (“FXI”), the publisher of the FTSE/Xinhua China 25 IndexTM, is responsible for calculating and maintaining the FTSE/Xinhua China 25 IndexTM. Morgan Stanley Capital International Inc. (“MSCI”), the publisher of the MSCI Singapore Free IndexSM, is responsible for calculating and maintaining the MSCI Singapore Free IndexSM. MSCI is also the publisher of the MSCI TaiwanSM Index and is responsible for calculating and maintaining the MSCI TaiwanSM Index. The Korea Exchange (KRX) is responsible for compiling and publishing the KOSPI 200 IndexSM. India Index Services and Products Ltd. (“IISL”), the publisher of the S&P® CNX Nifty Index, is responsible for calculating and maintaining the S&P® CNX Nifty Index. We are not affiliated with Nikkei Inc., FXI, MSCI, KRX or IISL in any way (except for licensing arrangements discussed below in “The Nikkei 225SM Index”, “The FTSE/Xinhua China 25 IndexTM”, “The MSCI Singapore Free IndexSM”, “The MSCI TaiwanSM Index”, “The KOSPI 200 IndexSM” and “The S&P® CNX Nifty Index”) and have no way to control or predict their actions including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index.

Each of Nikkei Inc., FXI, MSCI, KRX or IISL can add, delete or substitute the stocks underlying its Index or make other methodological changes that could change the level of its Index. You should realize that the changing of companies included in either Index may affect such Index, and in turn the Basket, as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, each of Nikkei Inc., FXI, MSCI, KRX or IISL may alter, discontinue or suspend calculation or dissemination of its Index. Any of these actions could affect the level of the Basket and adversely affect the value of your notes. Each of Nikkei Inc., FXI, MSCI, KRX or IISL has no obligation to consider your interests in calculating or revising its Index. See “The Nikkei 225SM Index”, “The FTSE/Xinhua China 25 IndexTM”, “The MSCI Singapore Free IndexSM”, “The MSCI TaiwanSM Index”, “The KOSPI 200 IndexSM” and “The S&P® CNX Nifty Index.”

Neither Lehman Brothers Holdings nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the component indices or the publishers of such component indices contained in this underlying supplement or any public disclosure of information by such publishers. You, as an investor in the notes, should make your own investigation into the component indices and the publishers of such component indices.

We cannot control actions by the companies whose stocks or other equity securities are represented in the Basket.

We are not affiliated with any of the other companies whose stock is represented in the Basket. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Basket Indices or your notes. None of the money you pay us will go to Nikkei Inc., FXI, MSCI, KRX or IISL or any of the companies represented in the Basket and none of those companies will be involved in the offering of notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

You will have no shareholder rights in issuers of stocks underlying the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index.

Investing in the notes is not equivalent to investing in the securities underlying the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index. As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index would have.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

The stocks that constitute the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United

States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The securities markets on which the stocks of the companies included in the Basket Indices are traded are not as large as the U.S. securities markets and have substantially less trading volume, resulting in a lack of liquidity and high price volatility relative to the U.S. securities markets. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of certain types of investors (including investment funds and other institutional investors) in these securities markets. As a result, the securities markets on which the stocks of the companies included in the Basket Indices are traded may be subject to significantly greater risk and price volatility than the U.S. securities markets.

The notes may be subject to currency exchange risk.

Because the prices of the component stocks included in the Nikkei 225SM Index, the FTSE/Xinhua China 25 IndexTM, the MSCI Singapore Free IndexSM, the MSCI TaiwanSM Index, the KOSPI 200 IndexSM and the S&P® CNX Nifty Index may be converted into foreign currency for the purposes of calculating the level of such index or indices, holders of the notes will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index or indices.  An investor’s net exposure will depend on the extent to which the currencies of the component stocks included in any such index or indices strengthen or weaken against the foreign currency.  If, taking into account such weighting, the foreign currency strengthens against the respective component currencies, the level of the applicable Basket Index may be adversely affected, and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•              existing and expected rates of inflation;

•              existing and expected interest rate levels;

•              the balance of payments; and

•              the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Time differences between the cities where the component indices trade and New York City may create discrepancies in trading levels.

As a result of the time difference between the cities where the securities underlying the component indices trade and New York City (where the notes may trade), there may be discrepancies between the levels of the component indices and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the component indices remain unchanged for multiple trading days in New York City.

THE BASKET

The Basket will consist of the six Basket Indices, which will be equally weighted unless otherwise specified in the relevant terms supplements. The level of the Basket will increase or decrease depending on the performance of the Basket Indices.

THE NIKKEI 225SM INDEX

We have derived all information contained in this underlying supplement no. 760 regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the Nikkei 225 Index may be obtained at the Nikkei web site (www.nni.nikkei.co.jp).  Information contained in the Nikkei web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the Nikkei 225 Index at any time from the Bloomberg Financial Markets page “NKY <Index> <GO>“, from the Reuters service under the symbol “NKY.TK” or from the Nikkei web site at www.nni.nikkei.co.jp.

Nikkei 225 Index Composition and Maintenance

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this underlying supplement, is based on 225 underlying stocks (the “Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•             Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•             Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•             Consumer Goods — Marine Products, Food, Retail, Services;

•             Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•             Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•             Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

Nikkei 225 Index Calculation

The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.293 as of October 2, 2006 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

An Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

A list of the issuers of the Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation

Nikkei Inc. has no obligation to continue to publish the Nikkei 225 Index, and may discontinue publication of the Nikkei 225 Index at any time in its sole discretion. If Nikkei Inc. discontinues publication of the Nikkei 225 Index and Nikkei Inc. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Nikkei 225 successor index”), then any Index closing level will be determined by reference to the level of such Nikkei 225 successor index at the close of trading on the TSE (2nd session) or the relevant exchange or market for the Nikkei 225 successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a Nikkei 225 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If Nikkei Inc. discontinues publication of the Nikkei 225 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Nikkei 225 successor index is available at such time, or the calculation agent has previously selected a Nikkei 225 successor index and publication of such Nikkei 225 successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if Nikkei Inc. (or the publisher of any Nikkei 225 successor index) fails to calculate and publish a closing level for the Nikkei 225 Index (or any Nikkei 225 successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225 Index or Nikkei 225 successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Nikkei 225 Index or Nikkei 225 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Nikkei 225 Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange.  If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the Nikkei 225 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Nikkei 225 Index or a Nikkei 225 successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225 Index or a Nikkei 225 successor index is in any other way modified so that the Nikkei 225 Index or such Nikkei 225 successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225 Index or such Nikkei 225 successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Nikkei 225 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225 Index or such Nikkei 225 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the Nikkei 225  Index or such Nikkei 225 successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225 Index or a Nikkei 225 successor index is modified so that the level of the Nikkei 225 Index or such Nikkei 225 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225 Index), then the calculation agent will adjust its calculation of the Nikkei 225 Index or such Nikkei 225 successor index in order to arrive at a level of the Nikkei 225 Index or such Nikkei 225 successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with Nikkei Digital Media, Inc.

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with Nikkei Digital Media, Inc. (“NDM”), who is exclusively licensed by Nikkei Inc. to sublicense the use of the Nikkei 225 Index to third parties. The license agreement will grant Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the Nikkei 225 Index in connection with certain securities, including the notes.

The license agreement between NDM and Lehman Brothers Holdings will provide that the following language must be stated in this prospectus supplement.

The notes are not in any way sponsored, endorsed or promoted by Nikkei Inc. Nikkei Inc. does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the Nikkei 225 Index or the level of the Nikkei 225 Index on any particular day or otherwise.

The Nikkei 225 Index is compiled and calculated solely by Nikkei Inc. However, Nikkei Inc. shall not be liable to any person for any error in the Nikkei 225 Index, and Nikkei Inc. shall not be under any obligation to advise any person, including any purchaser or vendor of the notes, of any error therein.

In addition, Nikkei Inc. gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

“Nikkei” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225 Index.

Our license agreement with NDM provides that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

THE FTSE/XINHUA CHINA 25 INDEX™

We have derived all information contained in this underlying supplement no. 760 regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited (“FXI”), a joint venture of FTSE Group (“FTSE”) and Xinhua Finance (“Xinhua”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the FTSE/Xinhua China 25 Index may be obtained at the FTSE/Xinhua Index Limited web site (www.ftsexinhua.com). Information contained in the FTSE/Xinhua Index Limited web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the FTSE/Xinhua China 25 Index at any time from the Bloomberg® service under the symbol “XIN0I,” or from the FTSE/Xinhua Index Limited web site at www.ftsexinhua.com.

FTSE/Xinhua China 25 Index Composition and Maintenance

The FTSE/Xinhua China 25 Index is a stock index calculated, maintained, published and disseminated by FXI. The FTSE/Xinhua China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors.  The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H” shares and “Red Chip” shares), listed and trading on the Stock Exchange of Hong Kong Ltd. (“HKSE”). “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. “Red Chip” shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. “H” shares are quoted and traded in HKD and are available only to international investors and not to those from the People’s Republic of China.  The following criteria, among others, are used to ensure that illiquid securities are excluded:

•                  Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

•                  Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2.0% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI Index Committee will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

•                  New Issues. New issues, which do not qualify as early entrants to the FTSE/Xinhua 25 Index, must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

FTSE/Xinhua China 25 Index Calculation

The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

Σ	((pn1 ∙ e n1) ∙ s n1 ∙ f n1 ∙ c n1)
d
n = 1,2,3…….,n

where p is the latest trade price of the component security, e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FXI, c is the capping factor published by the FXI at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FXI excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15% . . . . . .Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but

   less than or equal to 20% . . . . . .. . . . . . . 20%

Free float greater than 20% but

   less than or equal to 30% . . . . . .. . . . . . . 30%

Free float greater than 30% but

   less than or equal to 40% . . . . . .. . . . . . . 40%

Free float greater than 40% but

   less than or equal to 50% . . . . . .. . . . . . . 50%

Free float greater than 50% but

   less than or equal to 75% . . . . . .. . . . . . . 75%

Free float greater than 75% . . . . . . . . . . . ..100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded.

The Stock Exchange of Hong Kong Ltd.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor or through the off-floor trading devices at Exchange Participants’ offices. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 4:00 a.m., Eastern Daylight Savings Time. The FTSE/Xinhua China 25 Index is calculated in real-time and published every 15 seconds and index values can be found at www.ftse.com.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where:

1)              an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements;

2)              the HKSE considers there are insufficient securities in the hands of the public;

3)              the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or

4)              the HKSE considers that the issuer or its business is no longer suitable for listing.

Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances:

1)              where, for a reason acceptable to the HKSE, price sensitive information cannot at that time be disclosed;

2)              where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made);

3)              to maintain an orderly market;

4)              where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;

5)              where the issuer is no longer suitable for listing, or becomes a “cash” company; or

6)              for issuers going into receivership or liquidation.

As a result of the foregoing, variations in the FTSE/Xinhua China 25 Index may be limited by suspension of trading of individual stocks which comprise the FTSE/Xinhua China 25 Index which may, in turn, adversely affect the value of the notes.

Discontinuation of the FTSE/Xinhua China 25 Index; Alteration of Method of Calculation

FXI has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index. If FXI discontinues publication of the FTSE/Xinhua China 25 Index and FXI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued FTSE/Xinhua China 25 Index (such index being referred to herein as a “FTSE Xinhua successor index”), then any Index closing level will be determined by reference to the level of such FTSE Xinhua successor index at the close of trading on the relevant exchange or market for the FTSE Xinhua successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a FTSE Xinhua successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If FXI discontinues publication of the FTSE/Xinhua China 25 Index prior to, and such discontinuance is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements and the calculation agent determines, in its sole discretion, that no FTSE Xinhua successor index is available at such time, or the calculation agent has previously selected an FTSE Xinhua successor index and publication of such FTSE Xinhua successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if FXI (or the publisher of any FTSE/Xinhua China 25 successor index) fails to calculate and publish a closing level for the FTSE/Xinhua China 25 Index (or any FTSE/Xinhua China 25 successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSE/Xinhua China 25 Index or FTSE Xinhua successor index, as applicable, last in effect prior to such discontinuance or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the FTSE/Xinhua China 25 Index or FTSE Xinhua successor index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication or failure to calculate or publish the closing level of the FTSE/Xinhua China 25 Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange.  If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the FTSE/Xinhua China 25 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the FTSE/Xinhua China 25 Index or a FTSE Xinhua successor index, or the level thereof, is changed in a material respect, or if the FTSE/Xinhua China 25 Index or a FTSE Xinhua successor index is in any other way modified so that the FTSE/Xinhua China 25 Index or such FTSE Xinhua successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSE/Xinhua China 25 Index or such FTSE Xinhua successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the FTSE/Xinhua China 25 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the FTSE/Xinhua China 25 Index or such FTSE Xinhua successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the FTSE/Xinhua China 25 Index or such FTSE Xinhua successor index, as adjusted. Accordingly, if the method of calculating the FTSE/Xinhua China 25 Index or a FTSE Xinhua successor index is modified so that the level of the FTSE/Xinhua China 25 Index or such FTSE Xinhua successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in FTSE/Xinhua China 25 Index), then the calculation agent will adjust its calculation of the FTSE/Xinhua China 25 Index or such FTSE Xinhua successor index in order to arrive at a level of the FTSE/Xinhua China 25 Index or such FTSE Xinhua successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with FXI

Lehman Brothers Holdings Inc. has entered into a non-exclusive license agreement with the Financial Times Limited and FTSE/Xinhua Index Limited, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the FTSE/Xinhua China 25 Index in connection with certain products, including the notes.

The notes are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the London Stock Exchange PLC (the “London Stock Exchange”) or by The Financial Times Limited (“FT”) and neither FXI, FTSE, Xinhua nor the London Stock Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the London Stock Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the London Stock Exchange or FT shall be under any obligation to advise any person of any error therein.

The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the notes.

ALL COPYRIGHT IN THE FTSE/XINHUA CHINA 25 INDEX™ VALUES AND CONSTITUENT LIST VEST IN FXI.  LEHMAN BROTHERS HOLDINGS INC. HAS OBTAINED FULL LICENSE FROM FXI TO USE SUCH COPYRIGHT IN THE CREATION OF THE NOTES.

“FTSE®”, “FT-SE®” AND “FOOTSIE®” ARE TRADE MARKS JOINTLY OWNED BY THE LONDON STOCK EXCHANGE PLC AND THE FINANCIAL TIMES LIMITED.  “FTSE XINHUA” IS A TRADE MARK OF FTSE INTERNATIONAL LIMITED.  “XINHUA” IS A SERVICE MARK AND

TRADE MARK OF XINHUA FINANCIAL NETWORK LIMITED.  ALL MARKS ARE LICENSED FOR USE BY FXI.

THE MSCI SINGAPORE FREE INDEXSM

We have derived all information contained in this underlying supplement no. 760 regarding the MSCI Singapore Free Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the MSCI Singapore Free Index may be obtained at the MSCI web site (www.mscibarra.com). Information contained in the MSCI web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the MSCI Singapore Free Index at any time from the Bloomberg® service under the symbol “SGY,” or from the MSCI web site at www.mscibarra.com.

MSCI Singapore Free Index Composition

MSCI targets an 85% free float adjusted market representation level within each industry group in Singapore. The security selection process within each industry group is based on analysis of the following:

•                  Each company’s business activities and the diversification that its securities would bring to the index.

•                  The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines and/or securities with inadequate liquidity are not considered for inclusion. Though the following limits are subject to revision, as of the date of this underlying supplement, a security will be eligible for inclusion in the MSCI Singapore Free Index if it achieves a free float adjusted market capitalization of U.S. $600 million and will be eligible for deletion if such capitalization falls below U.S. $300 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

•                  The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Singapore Free Index but considers each stock’s relative standing within Singapore and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

o                 First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

o                 Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

o                 Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Singapore Free Index. For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Singapore Free Index Maintenance

There are three broad categories of MSCI Singapore Free Index maintenance:

•                  An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

•                  Quarterly index reviews, aimed at promptly reflecting other significant market events; and

•                  Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the reappraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI Singapore Free Index for a variety of reasons, including the following:

•                  Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•                  Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•                  Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

•                  Newly listed equity securities available to foreign investors may be considered for early inclusion at the time of the quarterly review if the security meets the index constituent eligibility rules and guidelines and has a free float-adjusted market capitalization of at least U.S. $2,400 million.

•                  Replacement of companies which are no longer suitable industry representatives.

•                  Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•                  Deletion of securities that have become very small or illiquid.

•                  Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

•                  Additions or deletions of securities as a result of other market events.

MSCI Singapore Free Index Calculation

The MSCI Singapore Free Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Singapore Free Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Singapore Free Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Discontinuation of the MSCI Singapore Free Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI Singapore Free Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Singapore Free Index (such index being referred to herein as a “MSCI Singapore Free successor index”), then any Index closing level will be determined by reference to the level of such MSCI Singapore Free successor index at the close of trading on the relevant exchange or market for the MSCI Singapore Free successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a MSCI Singapore Free successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI Singapore Free Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI Singapore Free successor index is available at such time or the calculation agent has previously selected a MSCI Singapore Free successor index and publication of such MSCI Singapore Free successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI Singapore Free successor index) fails to calculate and publish a closing level for the MSCI Singapore Free Index (or any MSCI Singapore Free successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Singapore Free Index or MSCI Singapore Free successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Singapore Free Index or MSCI Singapore Free successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI Singapore Free Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange.  If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI Singapore Free Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI Singapore Free Index or a MSCI Singapore Free successor index, or the level thereof, is changed in a material respect, or if the MSCI Singapore Free Index or a MSCI Singapore Free successor index is in any other way modified so that the MSCI Singapore Free Index or such MSCI Singapore Free successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Singapore Free Index or such MSCI Singapore Free successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Singapore Free Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Singapore Free Index or such MSCI Singapore Free successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Singapore Free Index closing level with reference to the MSCI Singapore Free Index or such MSCI Singapore Free successor index, as adjusted. Accordingly, if the method of calculating the MSCI Singapore Free Index or a MSCI Singapore Free successor index is modified so that the level of the MSCI Singapore Free Index or such MSCI Singapore Free successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Singapore Free Index), then the calculation agent will adjust its calculation of the MSCI Singapore Free Index or such MSCI Singapore Free successor index in order to arrive at a level of the MSCI Singapore Free Index or such MSCI Singapore Free successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Singapore Free Index in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Free Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Singapore Free Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Free Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI TAIWANSM INDEX

We have derived all information contained in this underlying supplement no. 760 regarding the MSCI Taiwan Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the MSCI Taiwan Index may be obtained at the MSCI web site (www.mscibarra.com). Information contained in the MSCI web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the MSCI Taiwan Index at any time from the Bloomberg® service under the symbol “TWY,” or from the MSCI web site at www.mscibarra.com.

MSCI Taiwan Index Composition

MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following:

•                  Each company’s business activities and the diversification that its securities would bring to the index.

•                  The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines and/or securities with inadequate liquidity are not considered for inclusion. Though the following limits are subject to revision, as of the date of this underlying supplement, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of U.S. $600 million and will be eligible for deletion if such capitalization falls below U.S. $300 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

•                  The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock’s relative standing within Taiwan and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

o                 First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

o                 Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

o                 Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index. For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Taiwan Index Maintenance

There are three broad categories of MSCI Taiwan Index maintenance:

•                  An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

•                  Quarterly index reviews, aimed at promptly reflecting other significant market events; and

•                  Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the reappraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI Taiwan Index for a variety of reasons, including the following:

•                  Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•                  Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•                  Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

•                  Newly listed equity securities available to foreign investors may be considered for early inclusion at the time of the quarterly review if the security meets the index constituent eligibility rules and guidelines and has a free float-adjusted market capitalization of at least U.S. $2,400 million.

•                  Replacement of companies which are no longer suitable industry representatives.

•                  Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•                  Deletion of securities that have become very small or illiquid.

•                  Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

•                  Additions or deletions of securities as a result of other market events.

MSCI Taiwan Index Calculation

The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Discontinuation of the MSCI Taiwan Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI Taiwan Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Taiwan Index (such index being referred to herein as a “MSCI Taiwan successor index”), then any Index closing level will be determined by reference to the level of such MSCI Taiwan successor index at the close of trading on the relevant exchange or market for the MSCI Taiwan successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a MSCI Taiwan successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI Taiwan Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI Taiwan successor index is available at such time or the calculation agent has previously selected a MSCI Taiwan successor index and publication of such MSCI Taiwan successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI Taiwan successor index) fails to calculate and publish a closing level for the MSCI Taiwan Index (or any MSCI Taiwan successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI Taiwan Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange.  If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI Taiwan Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index, or the level thereof, is changed in a material respect, or if the MSCI Taiwan Index or a MSCI Taiwan successor index is in any other way modified so that the MSCI Taiwan Index or such MSCI Taiwan successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Taiwan Index or such MSCI Taiwan successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Taiwan Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Taiwan Index or such MSCI Taiwan successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Taiwan Index closing level with reference to the MSCI Taiwan Index or such MSCI Taiwan successor index, as adjusted. Accordingly, if the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index is modified so that the level of the MSCI Taiwan Index or such MSCI Taiwan successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Taiwan Index), then the calculation agent will adjust its calculation of the MSCI Taiwan Index or such MSCI Taiwan successor index in order to arrive at a level of the MSCI Taiwan Index or such MSCI Taiwan successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Taiwan Index in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE KOSPI 200 INDEXSM

We have derived all information contained in this underlying supplement no. 760 regarding the KOSPI 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the KOSPI 200 Index may be obtained at the KRX web site (http://sm.krx.co.kr/index.html). Information contained in the KRX web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the KOSPI 200 Index at any time from the Bloomberg® service under the symbol “KOSPI2,” or from the KRX web site at http://sm.krx.co.kr/index.html.

KOSPI 200 Index Composition

The companies listed on the KOSPI 200 Index are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) electricity and gas, (v) construction, (vi) services, (vii) post and communication and (viii) finance.

All common stocks listed on the KRX as of the periodic realignment date are included in the selection process, except for the following:

1.                                       Stocks with administrative issues;

2,                                       Stocks with liquidation issues;

3.                                       Stocks issued by securities investment companies;

4.                                       Stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs.

5.                                       Stocks belonging to the industry groups other than those industry groups listed below;

6.                                       A constituent stock merged into a non-constituent stock

7.                                       A company established as a result of a merger between two constituent stocks; and

8.                                       Any other stocks that are deemed unsuitable to be included in the constituents of KOSPI2.

The constituents of KOSPI 200 Index are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

•                     Selection will be made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

•                     Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group, are excluded. In such case, the excluded stock will be replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group.  The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, the stock may be included in the constituents of the KOSPI 200 Index, by taking into consideration the influence that the industry group has on the KOSPI 200 Index, as well as the liquidity of the concerned stock.

Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200 Index.

KOSPI 200 Index Calculation

The KOSPI 200 Index is calculated according to the following formula:

KOSPI 200	=	Current market capitalization of constituents	x	100
Basemarket capitalization of constituents

The base date of the KOSPI 200 Index is January 3, 1990 with a base index of 100.

The market capitalization of an individual stock is derived by multiplying the common stock price by the number of outstanding shares.  The aggregate market capitalization is the sum of market capitalization of all constituent stocks.  Preferred shares are, in principle, excluded from the calculation of the KOSPI 200 Index.  Only the common share price is used in the calculation of the market capitalization of an individual stock.

There are two types of preferred shares listed on the KRX.  One is the equity-type preferred shares whose dividend rate is simply 1% higher than that of the company’s common shares.  The price movement of these preferred shares is closely related to that of the company’s common shares.  For that reason, this type of preferred shares is included in the number of company’s shares in calculating the market capitalization of the company.  The other is the typical bond-type preferred shares.  The bond-type preferred shares are excluded from the calculation of the KOSPI 200 Index.

KOSPI 200 Index Maintenance

Changes to the constituents of the KOSPI 200 Index occur in two ways: regular realignment and special realignment. Regular realignment occurs annually and changes to constituents are announced on the trading day after the last trading day of June contracts of futures and options. Special realignment may occur at any time when constituents are conceived to be inadequate for KOSPI 200 as a result of delisting, designation as administrative stock, merger, etc.

The method of regular realignment is similar to the method used for selection of constituent stocks, but is restricted to ensure that the number of stocks replaced is as small as possible. Therefore, even though a stock satisfies the criteria for selection, it must have industry market capitalization that ranks within 90% of the number of constituents for that industry during the year under review in order to be newly selected for KOSPI 200. However, even if an existing constituent does not satisfy the criteria for selection of constituent stocks, it will remain a constituent as long as its industry market capitalization does not exceed 110% of the number of constituents for that industry during the year under review. Moreover, even though market capitalization of a stock ranks within the top 90%, the constituents are not realigned if no other stocks exceed 110% and will be removed.

Special realignment occurs in the event of designation as administrative stock, merger, delisting, etc. affecting existing constituent stocks. In such circumstances, constituent stocks will be selected in ranking order from the replacement list in each industry group chosen beforehand during the regular realignment. In the event that the replacement list does not include a stock for a specific industry, the stock is replenished from the manufacturing industry group.

Discontinuation of the KOSPI 200 Index; Alteration of Method of Calculation

If the KRX discontinues publication of the KOSPI 200 Index and the KRX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued KOSPI 200 Index (such index being referred to herein as a “KOSPI 200 successor index”), then the Index closing level will be determined by reference to the level of such KOSPI 200 successor index at the close of trading on the relevant exchange or market for the KOSPI 200 successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a KOSPI 200 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the KRX discontinues publication of the KOSPI 200 prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no KOSPI 200 successor index is available at such time or the calculation agent has previously selected a KOSPI 200 successor index and publication of such KOSPI 200 successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if the KRX (or the publisher of any KOSPI 200 successor index) fails to calculate and publish a closing level for the KOSPI 200 Index (or any KOSPI 200 successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the KOSPI 200 Index or KOSPI 200 successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the KOSPI 200 Index or KOSPI 200 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the KOSPI 200 Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange.  If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the KOSPI 200 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the KOSPI 200 Index or a KOSPI 200 successor index, or the level thereof, is changed in a material respect, or if the KOSPI 200 Index or a KOSPI 200 successor index is in any other way modified so that the KOSPI 200 Index or such KOSPI 200 successor index does not, in the opinion of the calculation agent, fairly represent the level of the KOSPI 200 Index or such KOSPI 200 successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the KOSPI 200 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the KOSPI 200 Index or such KOSPI 200 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the KOSPI 200 Index closing level with reference to the KOSPI 200 Index or such KOSPI 200  successor index, as adjusted. Accordingly, if the method of calculating the KOSPI 200 Index or a KOSPI 200 successor index is modified so that the level of the KOSPI 200 Index or such KOSPI 200  successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the KOSPI 200 Index), then the calculation agent will adjust its calculation of the KOSPI 200 Index or such KOSPI 200 successor index in order to arrive at a level of the KOSPI 200 Index or such KOSPI 200  successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with the KRX

The Korea Exchange and Lehman Brothers Holdings have entered into a non-exclusive license agreement providing for license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the KOSPI 200 Index in connection with certain securities, including the notes.  The notes are linked to the KOSPI 200 Index as well as the other indices in the basket.

The notes are not sponsored, endorsed, sold or promoted by KRX.  KRX makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI indices to track general stock market performance.  KRX’s only relationship to the licensee is the licensing of certain trademarks and trade names of KRX and of the KOSPI indices which is determined, composed and calculated by KRX without regard to the licensee or the notes.  KRX has no obligation to take the needs of the licensee or the owners of the notes into consideration in determining, composing or calculating the KOSPI indices.   KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI INDICES OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN.  KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE S&P® CNX NIFTY INDEX

We have derived all information contained in this underlying supplement no. 760 regarding the S&P CNX Nifty Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, India Index Services and Products Ltd. (“IISL”), which is a joint venture between the National Stock Exchange of India Ltd. (“NSE”) and CRISIL (formerly Credit Rating Information Services of India Ltd.). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the S&P CNX Nifty Index may be obtained at the Standard and Poor’s web site (www.standardandpoors.com) or at the NSE web site (www.nseindia.com).  Information contained at these web sites is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the S&P CNX Nifty Index at any time from the Bloomberg® service under the symbol “NIFTY” or from the NSE website at www.nseindia.com.

S&P CNX Nifty Index Composition and Maintenance

The S&P CNX Nifty Index is a diversified, 50-stock, market capitalization weighted index comprising large and highly liquid securities traded on the NSE. The S&P CNX Nifty Index covers 22 sectors of the economy and, as of December 29, 2006, includes securities with a market capitalization representing 57.66% of the total market capitalization of the Indian stock market.  The S&P CNX Nifty Index is calculated, published and disseminated by IISL, a joint venture between the NSE and CRISIL IISL has a consulting and licensing agreement with Standard & Poor’s.

The ten largest holdings in the S&P CNX Nifty Index, by weight, as of April 11, 2007 were:

Security	Industry	%
Reliance Industries Ltd.	Petrochemicals	9.76
Oil & Natural Gas Corporation Ltd.	Gas	9.51
Bharti Airtel Ltd.	Telecommunication – Services	7.41
Tata Consultancy Services Ltd.	Computers – Software	5.88
Infosys Technologies Ltd.	Computers – Software	5.76
Reliance Communications Limited	Telecommunication – Services	4.26
Wipro Ltd.	Computers – Software	3.99
ICICI Bank Ltd.	Banking	3.90
BHEL	Banking	3.09
ITC Ltd.	Cigarettes	3.05

According to the IISL, the Selection Criteria for the S&P CNX Nifty Index ensures that only large and highly liquid securities form the index.  A company must be domiciled in India and trade on the NSE in order to be eligible for inclusion in the index.  All common shares listed on the NSE (which are of an equity and not of a fixed income nature) are eligible for inclusion in the S&P CNX Nifty index.  Convertible stock, bonds, warrants, rights, and preferred stock that provide a guaranteed fixed return are not eligible.

Selection of the index set is based on four criteria:

1)              Liquidity (Impact Cost). For inclusion in the index, the security should have traded at an average impact cost of 0.75% or less during the last six months for 90% of the observations.  Impact cost is the cost of executing a transaction in a security in proportion to the weightage of its market capitalization as against the index market capitalization at any point of time. This is the percentage mark up suffered while buying / selling the desired quantity of a security compared to its ideal price (best buy + best sell) / 2.

2)              Market Capitalization. Companies eligible for inclusion in the S&P CNX Nifty Index must have a monthly average market capitalization of 5,000,000,000 Rupees (“Rs.”) (US $116,699,731.59, as of April 13, 2007) or more during the last six months.

3)              Floating Stock. Companies eligible for inclusion in the S&P CNX Nifty Index should have at least 12% floating stock. For this purpose, floating stock shall mean stocks which are not held by the promoters and associated entities (where identifiable) of such companies.

4)              Others. A company which has had a recent IPO will be eligible for inclusion in the index, if it fulfills the normal eligibility criteria for the index regarding impact cost, market capitalization and floating stock, for a three month period instead of the six month period.

S&P CNX Nifty Index Calculation

The S&P CNX Nifty Index is computed using a market capitalization weighted method, wherein the level of the index reflects the total market value of all the stocks in the index relative to a particular base period.  The method also takes into account constituent changes in the index and important corporate actions such as stock splits and rights offerings without affecting the index value.  The base period is the close of trading on November 3, 1995, which marks the completion of one year of operations of NSE’s Capital Market Segment.  The base value of the index has been set at 1000 and a base capital of Rs. 2.06 trillion.

In addition to price bands that exist for certain securities, the NSE has index-based, market-wide “circuit breakers.” The circuit breakers apply when the Nifty Index fluctuates in value more than 10%, 15% or 20%. Once triggered, all equity and equity derivative markets cease to trade nationwide.

The National Stock Exchange of India Limited

The National Stock Exchange (NSE), located in Mumbai, is India’s first debt market. It was set up in 1993 to encourage stock exchange reform through system modernization and competition. It opened for trading in mid-1994. It was recently accorded recognition as a stock exchange by the Department of Company Affairs.

Discontinuation of the S&P CNX Nifty Index; Alteration of Method of Calculation

The IISL has no obligation to continue to publish, and may discontinue the publication of, the S&P CNX Nifty Index. If the IISL discontinues publication of the S&P CNX Nifty Index and IISL or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P CNX Nifty Index (such index being referred to herein as a “S&P CNX Nifty successor index”), then any Index closing level will be determined by reference to the level of such S&P CNX Nifty successor index at the close of trading on the relevant exchange or market for the S&P CNX Nifty successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a S&P CNX Nifty successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the IISL discontinues publication of the S&P CNX Nifty successor index prior to, and such discontinuance is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no S&P CNX Nifty successor index is available at such time, or the calculation agent has previously selected an S&P CNX Nifty successor index and publication of such S&P CNX Nifty successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if the IISL (or the publisher of any S&P CNX Nifty successor index) fails to calculate and publish a closing level for the S&P CNX Nifty Index (or any S&P CNX Nifty successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P CNX Nifty Index or S&P CNX Nifty successor index, as applicable, last in effect prior to such discontinuance or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P CNX Nifty Index or S&P CNX Nifty successor index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication or failure to calculate or publish the closing level of the S&P CNX Nifty Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange.  If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the S&P CNX Nifty Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the S&P CNX Nifty Index or a S&P CNX Nifty successor index, or the level thereof, is changed in a material respect, or if the S&P CNX Nifty Index or a S&P CNX Nifty successor index is in any other way modified so that the S&P CNX Nifty Index or such S&P CNX Nifty successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P CNX Nifty Index or such S&P CNX Nifty successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the S&P CNX Nifty Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P CNX Nifty Index or such S&P CNX Nifty successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the S&P CNX Nifty Index or such S&P CNX Nifty successor index, as adjusted. Accordingly, if the method of calculating the S&P CNX Nifty Index or a S&P CNX Nifty successor index is modified so that the level of such S&P CNX Nifty Index or S&P CNX Nifty successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P CNX Nifty Index), then the calculation agent will adjust such S&P CNX Nifty Index or such S&P CNX Nifty successor index in order to arrive at a level of the S&P CNX Nifty Index or such S&P CNX Nifty successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with NSE

Standard & Poor’s (“S&P”) is a division of The McGraw-Hill Companies, Inc., a New York corporation.  Among other things, S&P is engaged in the business of developing, constructing, compiling, computing and maintaining various equity indices that are recognized worldwide as benchmarks for U.S. stock market performance.  “Standard & Poor’s®” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by India Index Services & Products Limited (“IISL”) in connection with the S&P® CNX Nifty Index.  IISL may further license the S&P trademarks to third parties, and has sublicensed such marks to Lehman Brothers Holdings Inc. in connection with the S&P® CNX Nifty Index and the notes.  The S&P® CNX Nifty Index is not compiled, calculated or distributed by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in products that utilize such index as a component thereof, including the notes.

The notes are not sponsored, endorsed, sold or promoted by India Index Services & Products Limited (IISL) or Standard & Poor’s, a division of The McGraw-Hill Companies Inc. (S&P).  Neither IISL nor S&P makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P® CNX Nifty Index to track general stock market performance in India.  The relationship of S&P and IISL to Lehman Brothers Holdings Inc. is in respect of the licensing of certain trademarks and trade names of their Index, which is determined, composed and calculated by IISL without regard to Lehman Brothers Holdings Inc. or the notes.  Neither IISL nor S&P has any obligation to take the needs of Lehman Brothers Holdings Inc. or the owners of the notes into consideration in determining, composing or calculating the S&P® CNX Nifty Index.  Neither IISL nor S&P is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  Neither S&P nor IISL has any obligation or liability in connection with the administration, marketing or trading of the notes.

S&P AND IISL DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P® CNX NIFTY INDEX OR ANY DATA INCLUDED THEREIN AND THEY SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  NEITHER IISL NOR S&P MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE LEHMAN BROTHERS HOLDINGS INC., OR OWNERS OF THE NOTES, OR ANY OTHER PERSONS OR ENTITIES FROM THE USE OF THE S&P® CNX NIFTY INDEX OR ANY DATA INCLUDED THEREIN. IISL AND S&P MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL IISL OR S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.